UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (earliest event reported): December 20, 2017
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 12, 2017, Hooper Holmes, Inc. (the "Company") filed a Current Report on Form 8-K (Form 8-K) reporting under Item 2.01 that on May 11, 2017, the Company closed the transactions (the "Merger") contemplated by the Agreement and Plan of Merger dated March 7, 2017 (the "Merger Agreement") by and among the Company, Piper Merger Corp., Provant Health Solutions, LLC ("Provant"), and Wellness Holdings, LLC. The Form 8-K included the historical audited financial statements of the business acquired and the unaudited pro forma financial information as of and for the year ended December 31, 2016, required by Items 9.01(a) and 9.01(b) of Form 8-K.

This Form 8-K/A amends the Form 8-K to update the historical unaudited financial statements of the business acquired for the period specified in Rule 3-05(b) of Regulation S-X and the unaudited pro forma statement of operations for the nine months ended September 30, 2017, pursuant to Article 11 of Regulation S-X.  This amendment should be read in conjunction with the Form 8-K.

Item 9.01 Financial Statements and Exhibits

a)    Financial Statements of Business Acquired

The unaudited condensed financial statements of Provant as of March 31, 2017 and December 31, 2016, and for the three months ended March 31, 2017 and 2016, are filed as Exhibit 99.1 to this current report on Form 8-K/A and are incorporated herein by reference.

b)    Pro Forma Financial Information

The unaudited pro forma financial information for the nine months ended September 30, 2017, is filed as Exhibit 99.2 to this current report on Form 8-K/A.

d)    Exhibits

Exhibit No.     Description

99.1	Unaudited consolidated financial statements of Provant Health Solutions, LLC as of March 31, 2017 and December 31, 2016, and for the three months ended March 31, 2017 and 2016

99.2	Unaudited pro forma financial information for the nine months ended September 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: December 20, 2017	By:	/s/ Kevin Johnson
Kevin Johnson, CFO